Exhibit A


                      IN THE UNITED STATES DISTRICT COURT
                     FOR THE NORTHERN DISTRICT OF NEW YORK

JEWELCOR MANAGEMENT, INC.,

				Plaintiff,

           vs.					    Civil Action No.

PATHFINDER BANCORP, INC.,
CHRIS C. GAGAS, CHRIS R. BURRITT,
RAYMOND W. JUNG, BRUCE E.
MANWARING, L. WILLIAM NELSON,
JR., GEORGE P. JOYCE, STEVEN W.
THOMAS, CORTE J. SPENCER, JANETTE
RESNICK and THOMAS W. SCHNEIDER,

				Defendants.

                                COMPLAINT
	Plaintiff Jewelcor Management, Inc. ("Jewelcor"), by its undersigned counsel, files this Complaint against Defendants Pathfinder Bancorp, Inc., Chris C. Gagas, Chris R. Burritt, Raymond W. Jung,
Bruce E. Manwaring, L. William Nelson, Jr., George P. Joyce, Steven W. Thomas, Corte J. Spencer, Janette Resnick and Thomas W. Schneider and for cause of action, alleges as follows:

                            NATURE OF ACTION

1. This is an action for breach of fiduciary duty against Pathfinder Bancorp,Inc. ("Pathfinder"), Chris C. Gagas, Chris R. Burritt, Raymond W. Jung, Bruce E. Manwaring, L. William Nelson, Jr., George P. Joyce,
Steven W. Thomas, Corte J. Spencer, Janette Resnick and Thomas W. Schneider, as more fully described below. The individually-named defendants ("Director Defendants") are members of the Board of Directors of Pathfinder and they owe fundamental fiduciary obligations to the shareholders of Pathfinder.1 The Director Defendants breached their fiduciary duties to Jewelcor by, inter alia, failing and refusing to properly consider a merger offer, at a significant premium over Pathfinder's historical stock trading price, from Fulton Savings Bank and by allowing most, if not all, of the members of the Board of Trustees of Pathfinder Bancorp, M.H.C., a mutual holding company (the "Mutual Holding Company"), to serve on and control Pathfinder's Board of Directors. To remedy Pathfinder and the Director Defendants' misconduct, Jewelcor seeks an award of compensatory and punitive damages.


2. In addition to the foregoing relief, Jewelcor seeks a permanent injunction to prevent defendants from, inter alia, voting any of the Mutual Holding Company's shares of common stock in any matter requiring a vote of Pathfinder's shareholders. Finally, Jewelcor also seeks declaratory relief.


                       FED.R.CIV.P. 23.1 DEMAND

3.	Jewelcor contends that this action is not a derivative action and that the requirements of Fed.R.Civ.P. 23.1 are not applicable. However, if this Court determines that the requirements of Fed.R.Civ.P. 23.1 are applicable, Jewelcor is excused from making a demand upon the directors of Pathfinder because such a demand would be futile, useless or unavailing as evidenced by the facts set forth below.

                             PARTIES

4. Jewelcor, a Nevada Corporation, maintains its principal place of business at 100 North Wilkes-Barre Boulevard, 4th Floor, Wilkes-Barre, Pennsylvania.

5. Defendant Pathfinder is a federal corporation with its principal place of business at 214 West First Street, Oswego, New York. Pathfinder is a citizen of the State of New York.

6. Defendant Chris C. Gagas ("Gagas"), an adult individual, is the
Chairman of the Board of Directors of Pathfinder. Gagas maintains a place of business at 214 West First Street, Oswego, New York and, upon information and belief, is a citizen of the State of New York.

7. Defendant Chris R. Burritt, ("Burritt"), an adult individual, is a member of the Board of Directors of Pathfinder. Burritt maintains a place of business at 214 West First Street, Oswego, New York and, upon information and belief, is a citizen of the State of New York.

8. Defendant Raymond W. Jung, ("Jung"), an adult individual, is a member of the Board of Directors of Pathfinder. Jung maintains a place of business at 214 West First Street, Oswego, New York and, upon information and belief, is a citizen of the State of New York.

9. Defendant Bruce E. Manwaring, ("Manwaring"), an adult individual, is a member of the Board of Directors of Pathfinder. Manwaring maintains a place of business at 214 West First Street, Oswego, New York and, upon information and belief, is a citizen of the State of New York.

10. Defendant L. William Nelson, Jr., ("Nelson"), an adult individual, is a member of the Board of Directors of Pathfinder. Nelson maintains a place of business at 214 West First Street, Oswego, New York and, upon information and belief, is a citizen of the State of New York.

11. Defendant George P. Joyce, ("Joyce"), an adult individual, is a member of the Board of Directors of Pathfinder. Joyce maintains a place of business at 214 West First Street, Oswego, New York and, upon information and belief, is a citizen of the State of New York.

12. Defendant Steven W. Thomas, ("Thomas"), an adult individual, is a member of the Board of Directors of Pathfinder. Thomas maintains a place of business at 214 West First Street, Oswego, New York and, upon information and belief, is a citizen of the State of New York.

13. Defendant Corte J. Spencer, ("Spencer"), an adult individual, is a member of the Board of Directors of Pathfinder. Spencer maintains a place of business at 214 West First Street, Oswego, New York and, upon information and belief, is a citizen of the State of New York.

14. Defendant Janette Resnick, ("Resnick"), an adult individual, is a member of the Board of Directors of Pathfinder. Resnick maintains a place of business at 214 West First Street, Oswego, New York and, upon information and belief, is a citizen of the State of New York.

15. Defendant Thomas W. Schneider, ("Schneider"), an adult individual, is a member of the Board of Directors of Pathfinder. Schneider maintains a place of business at 214 West First Street, Oswego, New York and, upon information and belief, is a citizen of the State of New York.

                          JURISDICTION AND VENUE

16. This Court has jurisdiction over this matter pursuant to 28 U.S.C. 1332 because the matters in controversy exceed the sum of $75,000.00, exclusive of interest and costs, and are between citizens of difference States. Moreover, venue is proper in the United States District Court for the Northern District of New York because Pathfinder and, upon information and belief, the Individual Defendants reside in this District and many of the material events giving rise to Jewelcor's claims occurred in this District.


                     FACTUAL ALLEGATIONS COMMON TO ALL COUNTS

a.	Background And Corporate Structure

17. Pathfinder is a publicly traded and federally chartered two-tier mutual holding company. Under this corporate structure, approximately 60.9% of the outstanding common shares of Pathfinder are owned by the Mutual Holding Company. The remaining shares are owned by the public (the "Minority Shareholders"). Jewelcor is one of the Minority Shareholders, owning approximately 16% of the publicly-owned shares. In turn, Pathfinder owns 100% of the outstanding common stock of Pathfinder Bank (the "Bank"), which operates multiple branch banks in Oswego County, New York. A true and correct copy of a flow chart evidencing the foregoing two-tier mutual holding company structure is attached hereto as Exhibit "A" and incorporated herein by reference. Prior to the creation of the two-tier mutual holding company, the Bank operated as a mutual thrift, which was owned by the depositors of the thrift.

18. Jewelcor, a Minority Shareholder, owns 163,114 shares or approximately 6.3% of the outstanding shares of Pathfinder's common stock. Jewelcor, which has owned its Pathfinder stock since November, 1995, has been a shareholder at all times relevant to this action.

19. The Mutual Holding Company is owned by the depositors of the Bank, who likely do not know they are the owners of the Mutual Holding Company. By way of explanation, the Bank's depositors are not issued any stock in the Mutual Holding Company and have no voice in the affairs of the Mutual Holding Company. Moreover, the depositors do not elect the Mutual Holding Company's Board of Trustees. As such, the Mutual Holding Company's Board exercises complete and unfettered control over the affairs of the Mutual Holding Company.

20. Based upon information and belief, all of the members of the Mutual Holding Company's Board of Trustees are also members of the Board of Directors of Pathfinder. Conversely, all except for two of Pathfinder's Directors are Mutual Holding Company Trustees. More specifically, Pathfinder's April 4, 2001 Proxy Statement provides that "[e]ach of the persons listed [as Pathfinder's Directors], with the exception of Messrs. Joyce and Thomas, is also a Trustee of Pathfinder Bancorp M.H.C." A true and correct copy of Pathfinder's April 4, 2001 Proxy Statement evidencing such common corporate control is attached hereto as Exhibit "B" and incorporated herein by reference.

21. Based on the Mutual Holding Company's ownership of a majority of the outstanding shares of Pathfinder and the virtual identity between the Mutual Holding Company's Board of Trustees and Pathfinders' Board of Directors, the Minority Shareholders have no effective voice in the operation or management of Pathfinder.

b.	Pathfinder Wrongfully Refuses To Maximize Shareholder Value


22. On March 20, 2001, Seymour Holtzman ("Holtzman"), the Chairman and
Chief Executive Officer of Jewelcor, sent a letter to Gagas, the Chairman of Pathfinder's Board, in which he urged the Board to convert Pathfinder from a mutual holding company to a fully shareholder-owned structure or merge it with a larger institution. Holtzman's letter was designed to have the Director Defendants take action to maximize shareholder value at Pathfinder and remedy a lengthy period of underperformance and mismanagement at Pathfinder. For example, as set forth in the Performance Graph included in Pathfinder's April 4, 2001 Proxy Statement, Pathfinder's Total Return Performance over the period from 12/31/95 through 12/31/00 was significantly less than the SNL Thrift Index and NASDAQ (total U.S.). Assuming an Index Value of $100.00 on 12/31/95, the Index Value of Pathfinder's common stock over this five (5) year period decreased to $98.90. Comparably, the Index Value of the SNL Thrift Index and NASDAQ (total U.S.) increased over the same five-year period to $254.35 and $237.62, respectively. Additionally, the Bank's return on equity during the immediate past fiscal year was a mere 1.79%. Neither Gagas nor any other defendant responded to Holtzman's March 20, 2001 letter, a true and correct copy of which is attached hereto as Exhibit "C" and incorporated herein by reference.

23. On March 23, 2001, Jewelcor filed an Amended Schedule 13d with the United States Securities and Exchange Commission ("SEC") attaching a copy of Holtzman's March 20, 2001 letter. A true and correct copy of Jewelcor's March 23, 2001 Amended Schedule 13d is attached hereto as Exhibit "D" and incorporated herein by reference.

24. On March 22, 2001, the day before Jewelcor filed its Amended Schedule 13d, the closing price of Pathfinder's stock was $6.125 per share.
After Jewelcor filed, the closing price stock rose to $6.75 per share.

25. Despite years of substandard performance by Pathfinder, Michael Pollock ("Pollock"), the President of Fulton Savings Bank in Fulton,
New York ("Fulton"), met with Schneider, the President of Pathfinder, in early June, 2001, to discuss Fulton's interest in purchasing all of Pathfinder's common stock. Pollock sent a letter to Schneider, dated June 7, 2001, summarizing Fulton's interest in acquiring Pathfinder, a true and correct copy of which is attached hereto as Exhibit "E" and incorporated herein by reference.

26. In response, Pathfinder sent a letter to Pollock dated June 25, 2001 advising him that Pathfinder was not interested in pursuing a merger transaction with Fulton, a true and correct copy of which is attached hereto as Exhibit "F" and incorporated herein by reference.

27. Following receipt of Schneider's June 25, 2001 letter, Pollock contacted Holtzman. Thereafter, on July 23, 2001, Pollock and other representatives of Fulton met with Holtzman to discuss Fulton's interest in purchasing the common stock of Pathfinder. During the meeting, Pollock advised Holtzman that Fulton had requested a meeting with Pathfinder's Board of Directors to discuss Fulton's interest in acquiring Pathfinder, but that Pathfinder had no interest in such a transaction.

28. In light of Pathfinder's refusal to discuss a merger or acquisition with Fulton, Pollock requested that Holtzman contact Gagas and attempt to schedule a meeting between the respective institutions. At that time, Pollock advised Holtzman that Fulton would be willing to pay a per share price in the mid to upper teens for Pathfinder's common stock.

29. On July 30, 2001, Holtzman telephoned Gagas and informed Gagas that he met with senior management of Fulton and that Fulton was interested in purchasing the stock of Pathfinder at a price in the range of the mid to upper teens. Due to his inherent conflict of interest, Gagas refused to meet with Fulton. Instead, he advised Holtzman that the Director Defendants were not interested in selling Pathfinder at any price. Thereafter, Gagas advised Holtzman that Pathfinder would agree to sell its common stock at a $100.00 per share price. On July 31, 2001, Holtzman sent a letter to Gagas confirming their conversation, a true and correct copy of which is attached hereto as Exhibit "G" and incorporated herein by reference.

30. On August 1, 2001, Jewelcor filed another Amended Schedule 13d with the SEC attaching a copy of Holtzman's July 31, 2001 letter to Gagas.
A true and correct copy of the Amended Schedule 13d is attached hereto as Exhibit "H" and incorporated herein by reference.

31. On July 31, 2001, the day before Jewelcor filed the foregoing Amended Schedule 13d, the closing price of Pathfinder's stock was $9.50 per share. On August 2, 2001, the day after Jewelcor filed, the closing price jumped to $11.70. This represents an increase of approximately 23%.

32. On or about August 6, 2001, Fulton submitted a written proposal to the Board of Directors of Pathfinder to acquire 100% of the outstanding common stock of Pathfinder (the "Fulton Offer"). The Fulton Offer provided, in part, that the Minority Shareholders would receive $17.00 per share for their Pathfinder stock. After the Fulton Offer was made public, Pathfinder's price soared to $14.15 per share. A true and correct copy of the Fulton Offer is attached hereto as Exhibit "I" and incorporated herein by reference.

33. Approximately two (2) weeks after the Fulton Offer was submitted to Pathfinder, Schneider, on behalf of the Board of Directors of Pathfinder, advised Fulton, by letter dated August 21, 2001, that Fulton's Offer was rejected. A true and correct copy of Pathfinder's rejection letter is attached hereto as Exhibit "J" and incorporated herein by reference.
Also, on that date, Pathfinder issued a press release which stated that "the Board determined that the execution of its business plan through the continuing independent operation of Pathfinder Bank is in the best interest of our customers, shareholders and community." This was the sole reason stated by the Pathfinder Board of Directors for the rejection of the Fulton Offer. A true and correct copy of Pathfinder's press release is attached to Exhibit "J" and incorporated herein by reference.

34. On August 22, 2001, Holtzman sent a letter to Gagas requesting that Pathfinder's Board reconsider its rejection of the Fulton Offer. A true and correct copy of the Holtzman's August 22, 2001 letter is attached hereto as Exhibit "K" and incorporated herein by reference.

35. Neither Gagas nor any other member of Pathfinder's Board has responded, either orally on in writing, to Holtzman's letter.

                                   COUNT 1
                         BREACH OF FIDUCIARY DUTIES

36. Paragraphs 1 through 35 of this Complaint are incorporated herein by reference.

37. As directors of Pathfinder, the Director Defendants owe fiduciary duties to all of the shareholders of Pathfinder, including a duty of care and a duty of loyalty. Their fiduciary obligations require the Director Defendants to exercise their best judgment, and to act in a prudent manner and in the best interests of Pathfinder and its shareholders.

38. The Director Defendants breached their fiduciary duties of care and loyalty by, inter alia, acting in furtherance of their economic and social self-interests by rejecting the Fulton Offer. More specifically, the Director Defendants' sole or primary purpose in rejecting the Fulton Offer was to retain their positions of control at Pathfinder.

39. On July 30, 2001, Gagas, Pathfinder's Chairman, informed Holtzman that he did not want to meet with senior management of Fulton to discuss Fulton's interest in purchasing Pathfinder. In fact, Gagas stated that he and the Director Defendants were not interested in selling Pathfinder at any price. Later, Gagas changed positions and indicated a willingness to sell Pathfinder at a $100.00 per share price.

40. As set forth more fully above, on August 6, 2001, the Fulton Offer was formally submitted to Pathfinder. It provided for the payment of $17.00 per share to the Minority Shareholders. The $17.00 offer represented a premium of 79% over the closing price of the stock on July 30, 2001.

41. On August 21, 2001, Schneider, on behalf of Pathfinder and the Director Defendants, informed Fulton that Pathfinder had rejected the Fulton Offer. The only reason stated by Pathfinder for rejecting the Fulton Offer was that Pathfinder's Board of Directors purportedly determined that the execution of its business plan through the continuing independent operation of the Bank was in the best interest of Pathfinder's customers, shareholders and the community.

42. By self-servingly rejecting the Fulton Offer, the Director
Defendants entrenched themselves in power and retained complete authority and control over Pathfinder's ultimate destiny to the detriment of Pathfinder and its Minority Shareholders. If the Director Defendants would have accepted the Fulton Offer, they would have been removed from the Board of Directors, thus losing the prestige and financial awards associated with that position. The Director Defendants' cursory rejection of the Fulton Offer following years of underperformance and mismanagement evidences the fact that the Director Defendants are more interested in preserving their financial awards and social status than enhancing shareholder value at Pathfinder. As a result, the Minority Shareholders have been and continue to be deprived of the opportunity to receive the substantial benefits of their investment in Pathfinder.

43. The Director Defendants also breached their fiduciary duties by allowing most, if not all, of the members of the Board of Trustees of the Mutual Holding Company to serve on the Board of Directors of Pathfinder. This situation creates and constitutes an inherent conflict of interest. Further, it evidences the Director Defendants' wrongful self-perpetuation of their control of Pathfinder.

44. As a result of the Director Defendants' breach of their fiduciary duties, Jewelcor has been deprived of its ability to receive the maximum value for its shares and has therefore sustained damages in an amount in excess of one million dollars ($1,000,000.00).

45. The Director Defendants' actions, as set forth more fully above, were willful, wanton and malicious and reflect a total disregard for the rights of Jewelcor. Accordingly, punitive damages should be awarded against the Director Defendants in an amount in excess of ten million dollars ($10,000,000.00).

WHEREFORE, Plaintiff Jewelcor Management, Inc. requests that this
Honorable Court enter a judgment against the Director Defendants, jointly and severally:

a. Awarding Jewelcor actual damages in an amount in excess of $1 million,

b. Awarding Jewelcor punitive damages in an amount in excess of $10 million, and

c. Awarding Jewelcor such other and further relief, at law or in equity, to which it may be justly entitled.


                                 COUNT II
                            INJUNCTIVE RELIEF

46. Paragraphs 1 through 45 of this Complaint are incorporated herein by reference.

47. The Director Defendants have complete and unfettered control over Pathfinder as a result of the Mutual Holding Company's majority ownership of Pathfinder and the common membership among Pathfinder's Board of Directors and the Mutual Holding Company's Board of Trustees. Since the Mutual Holding Company owns 60.9% of the outstanding shares of Pathfinder's common stock, any proposal requiring a majority vote of Pathfinder's stockholders will be decided by the vote of the Mutual Holding Company regardless of the Minority Shareholders vote, including election of Pathfinder's directors. The Director Defendants will maintain control of Pathfinder and perpetuate their positions as directors as long as the Mutual Holding Company has the ability to vote its majority ownership interest.

48. As stated previously, the Mutual Holding Company is owned by the depositors of the Bank. However, the Mutual Holding Company acts without direction from the depositors. The depositors are not issued stock certificates or other documents evidencing their ownership, no meetings of the depositors are scheduled or held, the depositors do not vote on matters that are typically submitted to shareholders or other designated owners and the depositors do not elect the members of the Board of Trustees. The Mutual Holding Company is controlled exclusively by its Board of Trustees, which has the same, or virtually the same, membership as Pathfinder's Board of Directors. Consequently, Pathfinder's Board of Directors operates without any of the checks and balances typically given to public shareholders.

49. New York law prohibits a subsidiary that is controlled by its parent from voting shares of the parent company's stock. New York Business Corporation Law 612(b) states: Treasury shares and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.


50. The purpose of the statute is to safeguard minority shareholders from management's attempts at self-perpetuation.

51. Although in this instance the Mutual Holding Company is the parent company of Pathfinder and is the entity that owns a majority of the shares entitled to vote, the same principle concerning the safeguarding of the minority shareholders' rights applies. Therefore, equity would dictate that this Honorable Court issue an injunction preventing Pathfinder and its Board of Directors from counting the shares held by the Mutual
Holding Company in any vote of the shareholders of Pathfinder. Alternatively, the shares held by the Mutual Holding Company should be voted pari passu to the vote of the Minority Shareholders.

52. The Mutual Holding Company is a legal fiction that has allowed the Director Defendants to wrongfully and self-servingly entrench themselves in power and prevent the Minority Shareholders from participating in any decisions that affect Pathfinder.

53. Jewelcor has been injured, and will continue to be injured, by the wrongful conduct alleged herein. Jewelcor has no adequate remedy at law.


	WHEREFORE, Plaintiff Jewelcor Management, Inc. requests that this Honorable Court enter a judgment against Pathfinder and/or the Director Defendants as follows:

a. Granting Jewelcor an injunction precluding the counting of any shares held by the Mutual Holding Company in any vote of the shareholders of Pathfinder or, alternatively, requiring the voting of the shares held by the Mutual Holding Company pari passu to the vote of the Minority
Shareholders,

b. Granting Jewelcor an injunction preventing Pathfinder and the Director Defendants from unlawfully and inequitably depriving Jewelcor of its right to realize a premium over the market price of the Pathfinder stock.

c. Granting Jewelcor an injunction preventing the Director
Defendants from acting in their own self interest and entrenching themselves in their positions of control.

d. Compelling the Director Defendants to carry out their fiduciary duties to Jewelcor, and

e. Awarding Jewelcor such other and further relief, at law or in equity, to which it may be justly entitled.

                                COUNT III
                            DECLARATORY RELIEF

54. Paragraphs 1 through 53 of this Complaint are incorporated herein by reference.

55. As a result of the actions of the Director Defendants, Jewelcor is entitled to a declaration that the Director Defendants failed to act in compliance with their fiduciary duties, acted in their own self-interest, are not entitled to rely on the Business Judgment Rule and created an inherent conflict of interest by allowing all, or virtually all, of the members of the Board of Trustees of the Mutual Holding Company to act as members of the Pathfinder Board of Directors.

WHEREFORE, Plaintiff Jewelcor Management, Inc., requests that this Honorable Court enter a judgment against the Directors Defendants:

a. Declaring that the Director Defendants failed to act in compliance with their fiduciary duties,

b. Declaring that the Director Defendants acted in their own self-interests,

c. Declaring that the Director Defendants are not entitled to rely on the Business Judgment Rule,

d. Declaring that the Director Defendants created a conflict of interest by allowing all, or virtually all, of the Members of the Board of Trustees of the Mutual Holding Company to act as members of the Pathfinder Board of Directors, and

e. Granting Plaintiff such other and further relief, at law or in equity, to which it may be justly entitled.


Respectfully submitted,


_______________________________
Gary W. Farneti
Federal Bar No. 301129
LEVENE, GOULDIN & THOMPSON, LLC
450 Plaza Drive
Vestal, New York  13850
(607) 763-9200

and

George A. Reihner
ELLIOTT REIHNER SIEDZIKOWSKI & EGAN, P.C.
400 Spruce Street, Suite 300
Scranton, Pennsylvania 18503
(570) 346-7569

and

Richard L. Huffsmith
100 N. Wilkes-Barre Blvd.
Wilkes-Barre, PA  18702
(570) 822-6277
Attorneys for Plaintiffs

DATED: November 28, 2001



[1] 	Although Thomas W. Schneider was not formally elected to
Pathfinder's Board until October, 2001, at all times relevant to this action, he was the President and Chief Executive Officer of Pathfinder and a de facto member of its Board of Directors.































Exhibit A to Complaint

                            Mid Tier Conversion


                          ---------------------------
                               Mutual Savings
                                  and Loan

                             Owned by depositors
                          --------------------------
                                     :
                                     :
                                     : (Conversion)
                                     :
                                     :
                         ----------------------------
                               Mutual Holding
                                Company
       ::::::::::::::::::
       ::                     Owned by depositors
       ::                 ---------------------------
       ::                            :
       ::                            :
       ::                            :
       ::                            :
       ::                            :
---------------------       --------------------------    -----------------
Mutual Holding                  Pathfinder                  Public
Company                          Bancorp, Inc.             Shareholders

Mutual Holding Company, --- Publicly traded. Same or ----Public shareholders
Owned by the depositors,    virtually same Board         own a minority
retains majority            membership and Executive     interest (39.1%) in
ownership interest          Officers as the Mutual       Pathfinder Bancorp,
(60.9%) in Pathfinder       Holding Company              Inc.
Bancorp, Inc.
---------------------     ---------------------------    -------------------
                                     :
                                     :
                                     :
                                     :
                         ----------------------------
                                   Bank

                             Operating company
                             Owned 100% by
                             Pathfinder Bancorp, Inc.
                         -----------------------------








Exhibit B to Complaint



               Definitive Proxy Statement of Pathfinder Bancorp, Inc. as filed with the Securities and Exchange Commission on April 2, 2001.




              [Exhibit B omitted]














































Exhibit C to Complaint


VIA FEDERAL EXPRESS

March 20, 2001

Mr. Christopher C. Gagas
Chairman of the Board
Pathfinder Bancorp, Inc.
214 West First Street
Oswego, NY 13126

Dear Chris:

  As I am sure you realize, Jewelcor Management, Inc. (JMI) owns 158,714 shares of common stock of Pathfinder Bancorp, Inc. (Pathfinder) and has been a longtime and patient shareholder. JMI's current ownership is equivalent to approximately 16% of the 1,023,256 shares of common stock owned by public shareholders.

  In my opinion, the composition of the Board of Directors of Pathfinder (the Board) presents inherent conflicts of interest since members of the Board also serve on the Board of Trustees of the Mutual Holding Company. Due to the common membership of these boards and the Mutual Holding Company's majority ownership of Pathfinder's common stock, the Board effectively controls Pathfinder as if it were a privately held institution. By voting the shares held by the Mutual Holding Company, the common members of these boards are able to take whatever action they deem appropriate. Practically speaking, the public shareholders do not have the ability to direct their investment in Pathfinder. In my opinion, the common members of the boards should either not vote the shares held by the Mutual Holding Company or they should vote those shares in pare persue with the public shareholder vote. The public shareholders should have a say in how their investment are managed.

  Moreover, I believe that the performance of Pathfinder's stock under the leadership of the current Board has been horrendous. The stock currently sells for a fraction of its true book value (fully converted) and there is very limited liquidity. Since April 24, 1998, the value of JMI's investment has fallen from approximately $24.41 per share to $6.38 per share as of the closing on March 19, 2001, for a decline of approximately 74%. Furthermore, there is little liquidity in Pathfinder's stock.

  In my opinion, the Board of Directors and management of the bank are primarily interested in perpetuating their jobs, and they are not acting or thinking about what is in the best interest of the shareholders. No disrespect intended, but Tom Schneider owns only 6,401 shares of stock worth approximately $41,000, and it is clear that his priority is to maintain his job.

  As indicated in the attached analysis prepared by a prominent investment banking firm, if Pathfinder fully converts to a capital stock form of organization, the potential value of the stock could be $17.26, compared with the current price of $6.38. How can the Board in good conscience not approve a second step conversion? Furthermore, I know of another sizeable upstate New York mutual holding company that may conceivably have an interest in merging with Pathfinder, and I believe they could afford to pay a price similar to the aforementioned price of $17.26.

  There is considerable consolidation in the banking industry, and in my opinion, Pathfinder must seek out a merger partner to continue as a viable entity. If Pathfinder became a larger institution that offered a broader range of financial services, I believe it would better serve the community.

  I urge the Board of Directors to either do a full conversion or merge the bank with a larger institution immediately so that shareholders can realize the true value of their ownership interest. If the Board of Directors refuses to take such action, JMI is seriously considering legal action against Pathfinder and individual members of the Board.
In my opinion, such a refusal constitutes a breach by the Board of its fiduciary duty to the shareholders.

  I hope this can be done immediately and consensually without going to another forum. Chris, out of personal respect for you, I have been more patient than I have been with any other investment I own. I will take whatever aggressive action is necessary to benefit all of our shareholders.



                                    Sincerely,

                                    Seymour Holtzman
cc: Board of Directors

SH/jmq




























                           PATHFINDER BANCORP, INC.
                           Full Conversion Worksheet
                  (Figures in millions, except per share data)


I. Underlying Inputs

Assumptions:

Price/Earnings Ratio                                             10.0  x
Price/Stated Book Value Ratio                                    58.0  %
After-tax Return on Newly Raised Equity                          5.28 %

Appraised Value Based Upon Our Assumptions                       $17.60
Percent of Stock Currently Held by the MHC*                      58.5 %
Percent of Stock Currently Held by the Minority Stockholders**   41.5 %


II. Illustration of a Full Conversion

Effect of Stockholders' Equity

Equity Before Offering at 12/31/99                               $20.07
Assumed Offering Price of New Stock                              $10.00
Number of Shares to be Issued in the Offering                    1.03
 (Appraised Value*** (1-Minority % Owned))/Offering Price

Gross Proceeds                                                   10.31
 Less: Stock purchased by ESOP & MRP                            (1.24)
       Underwriting Fees and Other Expenses                     (0.15)

Net Proceeds                                                      8.92
Estimated Equity Following the Offering                         $28.99


Effect on Existing Shares Outstanding

Shares Held By Minority Stockholders before Conversion             1.09
  Exchange Ratio for Minority Stockholders                      x  0.67

Shares to be Issued to Minority Stockholders before Conversion     0.73
  Plus Shares Issued in the Offering                               1.03

Total Shares Outstanding Following the Offering                    1.76
  Less Unallocated ESOP Shares                                     (0.08)

Total Estimated Shares Outstanding Assuming Adoption of SOP 93-6    1.68


III. Estimated Fully Converted Per Share Values

Book Value per share after Giving Effect for the Conversion           $17.26
 (Estimated Equity Post Conversion/Estimated Total Shares)
Estimated Earnings per Share after Giving Effect for the Conversion   $1.00
 (Annualized Earnings +
    (Assumed ROE*** Net Proceeds))/Estimated SOP 93-6 Shares)

Estimated Fully Converted Book Value
per Currently Outstanding Share**                                     $11.62

Estimated Fully Converted Earnings
per Currently Outstanding Share**                                     $0.67

Price/Estimated Fully Converted Book Value Ratio***                   53.8 %
Price/Estimated Fully Converted Earnings Ratio***                      9.3 X


Notes:

*Minority shareholders' ownership percentage was not adjusted since the MHC has not yet waived dividends.

**Fully converted amounts multiplied by the exchange ratio.

***Price on November 7, 2000 was $6.25.






































Exhibit D to Complaint


                           UNITED STATES
			SECURITIES AND EXCHANGE COMMISSION
				Washington, D.C. 20549

					SCHEDULE 13D
				    (Amendment No. 4)*
			Under the Securities Exchange Act of 1934

				PATHFINDER BANCORP, INC

				  (Name of Issuer)

					Common Stock
				(Title of Class of Securities)

					70320A 10 3
					(CUSIP Number)

					Seymour Holtzman
				   c/o Jewelcor Companies
			      100 N. Wilkes-Barre Blvd.
				Wilkes-Barre, Pennsylvania 18702
					(570) 822-6277
		(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

					March 20, 2001
		(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b) or (4), check the following box.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be filed for the purpose of Section 18 of the Securities Exchange Act of 1934 (Act) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

(Continued on following pages)
Page 1 of pages

SCHEDULE 13D


CUSIP No. 70320A 10 3                                    Page 2 of Pages

1       NAME OF REPORTING PERSON
        SS. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Seymour Holtzman

2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a)
                                                                   (b)x

3       SEC USE ONLY

4       SOURCE OF FUNDS*

        SEE ITEM 3

5       CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
        PURSUANT TO ITEMS 2(d) or 2 (E)

6       CITIZENSHIP OR PLACE OF ORGANIZATION

        U.S.

               7     SOLE VOTING POWER
                          - 0 -
NUMBER OF      8     SHARED VOTING POWER
SHARES                    - 0 -
BENEFICIALLY
OWNED BY       9     SOLE DISPOSITIVE POWER
EACH                      - 0 -
REPORTING
PERSON WITH   10     SHARED DISPOSITIVE POWER
                           -0 -

11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        - 0 -

12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

        [X]

13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%

14      TYPE OF REPORTING PERSON*

        IN

                        *SEE INSTRUCTIONS BEFORE FILLING OUT!

         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.



SCHEDULE 13D


CUSIP No. 70320A 10 3                                    Page 3 of Pages

1       NAME OF REPORTING PERSON
        SS. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Evelyn Holtzman

2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a)
                                                                   (b)x

3       SEC USE ONLY

4       SOURCE OF FUNDS*

        SEE ITEM 3

5       CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
        PURSUANT TO ITEMS 2(d) or 2 (E)

6       CITIZENSHIP OR PLACE OF ORGANIZATION

        U.S.

               7     SOLE VOTING POWER
                          - 0 -
NUMBER OF      8     SHARED VOTING POWER
SHARES                    - 0 -
BENEFICIALLY
OWNED BY       9     SOLE DISPOSITIVE POWER
EACH                      - 0 -
REPORTING
PERSON WITH   10     SHARED DISPOSITIVE POWER
                          - 0 -

11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        0

12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

        [X]

13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%

14      TYPE OF REPORTING PERSON*

        IN

                        *SEE INSTRUCTIONS BEFORE FILLING OUT!

         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.




SCHEDULE 13D


CUSIP No. 70320A 10 3                                    Page 4 of Pages

1       NAME OF REPORTING PERSON
        SS. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

        Jewelcor Management, Inc.
        Federal Identification No.  23-2331228

2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a)
                                                                   (b)x

3       SEC USE ONLY

4       SOURCE OF FUNDS*

        See Item 3

5       CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
        PURSUANT TO ITEMS 2(d) or 2 (E)

6       CITIZENSHIP OR PLACE OF ORGANIZATION

        U.S. Nevada

               7     SOLE VOTING POWER
                         158,714
NUMBER OF      8     SHARED VOTING POWER
SHARES                   - 0 -
BENEFICIALLY
OWNED BY       9     SOLE DISPOSITIVE POWER
EACH                     158,714
REPORTING
PERSON WITH   10     SHARED DISPOSITIVE POWER
                         - 0 -

11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        158,714

12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 6.1%

14      TYPE OF REPORTING PERSON*

        CO


                      *SEE INSTRUCTIONS BEFORE FILLING OUT!
         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.



SCHEDULE 13D


CUSIP No. 70320A 10 3                                    Page 5 of Pages

1       NAME OF REPORTING PERSON
        SS. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

        S.H. Holdings, Inc.

2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a)
                                                                   (b)x

3       SEC USE ONLY

4       SOURCE OF FUNDS*

        See Item 3

5       CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
        PURSUANT TO ITEMS 2(d) or 2 (E)

6       CITIZENSHIP OR PLACE OF ORGANIZATION

        U.S. Delaware

               7     SOLE VOTING POWER
                         - 0 -
NUMBER OF      8     SHARED VOTING POWER
SHARES                   - 0 -
BENEFICIALLY
OWNED BY       9     SOLE DISPOSITIVE POWER
EACH                     - 0 -
REPORTING
PERSON WITH   10     SHARED DISPOSITIVE POWER
                         - 0 -

11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        0

12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

        [X]

13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%

14      TYPE OF REPORTING PERSON*

        CO

                      *SEE INSTRUCTIONS BEFORE FILLING OUT!
         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.



SCHEDULE 13D


CUSIP No. 70320A 10 3                                    Page 6  of Pages

1       NAME OF REPORTING PERSON
        SS. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

        Jewelcor Inc.

2       CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a)
                                                                   (b)x

3       SEC USE ONLY

4       SOURCE OF FUNDS*

        See Item 3

5       CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
        PURSUANT TO ITEMS 2(d) or 2 (E)

6       CITIZENSHIP OR PLACE OF ORGANIZATION

        U.S. Pennsylvania

               7     SOLE VOTING POWER
                         - 0 -
NUMBER OF      8     SHARED VOTING POWER
SHARES                   - 0 -
BENEFICIALLY
OWNED BY       9     SOLE DISPOSITIVE POWER
EACH                     - 0 -
REPORTING
PERSON WITH   10     SHARED DISPOSITIVE POWER
                         - 0 -

11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

        0

12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

        [X]

13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%

14      TYPE OF REPORTING PERSON*

        CO

                      *SEE INSTRUCTIONS BEFORE FILLING OUT!
         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.



Item 1. Security and Issuer.

This amendment to the previously filed Statement on Schedule 13D
(Schedule 13D) relates to the common stock (the Common Stock) of Pathfinder Bancorp, Inc. (the Company). The Company's principal executive offices are located at 214 West First Street, Oswego, New York 13126.

Item 2. Identity and Background.

NO AMENDMENT

Item 3. Source and Amount of Funds or Other Consideration.

NO AMENDMENT

Item 4. Purpose of Transaction

Item 4 is hereby supplementally amended as follows:

On March 20, 2001, Seymour Holtzman, President of Jewelcor
Management, Inc. (JMI), sent a letter to Christopher Gagas,
Chairman of the Board of Directors of the Company, whereby JMI informed the Company that it would seriously consider taking legal action against the Company and individual members of the Board of Directors, if the Board of Directors refuses to take action to convert the Company to a capital stock form of organization or merge the Company with a larger institution.

The foregoing summary of JMI's letter is qualified by reference to the entirety of the letter, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

Item 5. Interest in Securities of the Issuer.

Item 5 is hereby supplementally amended as follows:

JMI beneficially owns an aggregate of 158,714 shares of Common Stock. Based upon there being 2,601,495 shares of Common Stock outstanding, JMI beneficially owns approximately 6.1% of said outstanding shares.

The responses of the Reporting Person to Items (7) through (11) of the cover pages to this Schedule 13D relating to the beneficial ownership of shares of Common Stock of the Company are incorporated herein by reference.

Item 6. Contracts, Arrangements, Understandings, or Relationships with Respect to Securities of the Issuer.

NO AMENDMENT

Item 7. Material to be Filed as Exhibits.

Letter dated March 20, 2001 from JMI to the Company, a copy of which is attached hereto a Exhibit A.

                              SIGNATURES

After reasonable inquiry and to the best of their knowledge, the undersigned certify that the information set forth in this Statement is true, complete and correct.

Dated: March 23, 2001



 				/s/ Seymour Holtzman
     				Seymour Holtzman

 				/s/ Evelyn Holtzman
    				Evelyn Holtzman

				JEWELCOR MANAGEMENT, INC.

				By: /s/ Seymour Holtzman
				Name:   Seymour Holtzman
				Title:  President

				JEWELCOR INC.

				By: /s/ Seymour Holtzman
				Name: Seymour Holtzman
				Title: President


				S.H. HOLDINGS, INC.

				By: /s/ Seymour Holtzman
				Name: Seymour Holtzman
				Title: President


EXHIBIT A

VIA FEDERAL EXPRESS

March 20, 2001

Mr. Christopher C. Gagas
Chairman of the Board
Pathfinder Bancorp, Inc.
214 West First Street
Oswego, NY 13126

Dear Chris:

  As I am sure you realize, Jewelcor Management, Inc. (JMI) owns 158,714 shares of common stock of Pathfinder Bancorp, Inc. (Pathfinder) and has been a longtime and patient shareholder. JMI's current ownership is equivalent to approximately 16% of the 1,023,256 shares of common stock owned by public shareholders.

  In my opinion, the composition of the Board of Directors of Pathfinder (the Board) presents inherent conflicts of interest since members of the Board also serve on the Board of Trustees of the Mutual Holding Company. Due to the common membership of these boards and the Mutual Holding Company's majority ownership of Pathfinder's common stock, the Board effectively controls Pathfinder as if it were a privately held institution. By voting the shares held by the Mutual Holding Company, the common members of these boards are able to take whatever action they deem appropriate. Practically speaking, the public shareholders do not have the ability to direct their investment in Pathfinder. In my opinion, the common members of the boards should either not vote the shares held by the Mutual Holding Company or they should vote those shares in pare persue with the public shareholder vote. The public shareholders should have a say in how their investment are managed.

  Moreover, I believe that the performance of Pathfinder's stock under the leadership of the current Board has been horrendous. The stock currently sells for a fraction of its true book value (fully converted) and there is very limited liquidity. Since April 24, 1998, the value of JMI's investment has fallen from approximately $24.41 per share to $6.38 per share as of the closing on March 19, 2001, for a decline of approximately 74%. Furthermore, there is little liquidity in Pathfinder's stock.

  In my opinion, the Board of Directors and management of the bank are primarily interested in perpetuating their jobs, and they are not acting or thinking about what is in the best interest of the shareholders. No disrespect intended, but Tom Schneider owns only 6,401 shares of stock worth approximately $41,000, and it is clear that his priority is to maintain his job.

  As indicated in the attached analysis prepared by a prominent investment banking firm, if Pathfinder fully converts to a capital stock form of organization, the potential value of the stock could be $17.26, compared with the current price of $6.38. How can the Board in good conscience not approve a second step conversion? Furthermore, I know of another sizeable upstate New York mutual holding company that may conceivably have an interest in merging with Pathfinder, and I believe they could afford to pay a price similar to the aforementioned price of $17.26.

  There is considerable consolidation in the banking industry, and in my opinion, Pathfinder must seek out a merger partner to continue as a viable entity. If Pathfinder became a larger institution that offered a broader range of financial services, I believe it would better serve the community.

  I urge the Board of Directors to either do a full conversion or merge the bank with a larger institution immediately so that shareholders can realize the true value of their ownership interest. If the Board of Directors refuses to take such action, JMI is seriously considering legal action against Pathfinder and individual members of the Board. In my opinion, such a refusal constitutes a breach by the Board of its fiduciary duty to the shareholders.

  I hope this can be done immediately and consensually without going to another forum. Chris, out of personal respect for you, I have been more patient than I have been with any other investment I own. I will take whatever aggressive action is necessary to benefit all of our shareholders.


                                    Sincerely,

                                    Seymour Holtzman
cc: Board of Directors
SH/jmq



                           PATHFINDER BANCORP, INC.
                           Full Conversion Worksheet
                  (Figures in millions, except per share data)


I. Underlying Inputs

Assumptions:

Price/Earnings Ratio                                             10.0  x
Price/Stated Book Value Ratio                                    58.0  %
After-tax Return on Newly Raised Equity                          5.28 %

Appraised Value Based Upon Our Assumptions                       $17.60
Percent of Stock Currently Held by the MHC*                      58.5 %
Percent of Stock Currently Held by the Minority Stockholders**   41.5 %


II. Illustration of a Full Conversion

Effect of Stockholders' Equity

Equity Before Offering at 12/31/99                               $20.07
Assumed Offering Price of New Stock                              $10.00
Number of Shares to be Issued in the Offering                    1.03
 (Appraised Value*** (1-Minority % Owned))/Offering Price

Gross Proceeds                                                   10.31
 Less: Stock purchased by ESOP & MRP                            (1.24)
       Underwriting Fees and Other Expenses                     (0.15)

Net Proceeds                                                      8.92
Estimated Equity Following the Offering                           $28.99


Effect on Existing Shares Outstanding

Shares Held By Minority Stockholders before Conversion             1.09
  Exchange Ratio for Minority Stockholders                      x  0.67

Shares to be Issued to Minority Stockholders before Conversion     0.73
  Plus Shares Issued in the Offering                               1.03

Total Shares Outstanding Following the Offering                    1.76
  Less Unallocated ESOP Shares                                     (0.08)

Total Estimated Shares Outstanding Assuming Adoption of SOP 93-6   1.68


III. Estimated Fully Converted Per Share Values

Book Value per share after Giving Effect for the Conversion           $17.26
 (Estimated Equity Post Conversion/Estimated Total Shares)
Estimated Earnings per Share after Giving Effect for the Conversion   $1.00
 (Annualized Earnings +
    (Assumed ROE*** Net Proceeds))/Estimated SOP 93-6 Shares)

Estimated Fully Converted Book Value
per Currently Outstanding Share**                                     $11.62

Estimated Fully Converted Earnings
per Currently Outstanding Share**                                     $0.67

Price/Estimated Fully Converted Book Value Ratio***                   53.8 %
Price/Estimated Fully Converted Earnings Ratio***                      9.3 X


Notes:

*Minority shareholders' ownership percentage was not adjusted since the MHC has not yet waived dividends.

**Fully converted amounts multiplied by the exchange ratio.

***Price on November 7, 2000 was $6.25.







































Exhibit E to Complaint


June 7, 2001

Thomas Schneider
President
Pathfinder Bank
214 West First Street
Oswego, NY  13126

Dear Tom:

  Thank you for taking the time to meet with me regarding the potential merger of our organizations. I am hopeful that we might find some common ground to bring the two corporations together in a friendly manner for the benefit of all concerned.

  To capsulize our conversation, both organizations are feeling the pressure of profitability conducting business in an overbanked area with a sluggish economy. Sooner or later there will be some form of attrition in the local banking community. Since Fulton Savings is a mutual institution it has the enviable position of a longer-term time horizon with regard to its operational philosophy. A merger of the two organizations would guarantee an area wide mutual community banking institution focused on serving the needs of the residents of the area in perpetuity.

  Pathfinder's combination with Fulton has many advantages, such as:

- The combination with Fulton, a mutual savings bank, eliminates almost all accounting or regulatory issues that may arise with the combination with a stock form entity.

- Due to the unique structure of the Fulton/Pathfinder deal, whereby Fulton Savings purchases only the minority held shares of Pathfinder, your shareholders would be guaranteed an extremely high price.

- A second step conversion will only dilute your existing shareholders interests.

- Pathfinder's current business plan would, in all likelihood, take years to bring the stock price to the level Fulton Savings could afford to pay today.

  Pathfinder's largest outside shareholder is demanding immediate action by Pathfinder's board and he is not one to take no for an answer. It is obvious that Pathfinder's largest shareholder will continue with his threats and demands until Pathfinder is sold, even if Pathfinder first decides to do a second step conversion. If Pathfinder is able to justify and complete a second step conversion, it is likely that Pathfinder's new shareholders would push for an immediate sale and would not be receptive to new stock benefit plans for management, which would dilute Pathfinder's value. I am confident that the merger of our organizations would satisfy the desires of Pathfinder's shareholders.


  Tom, I firmly believe the merger is workable and provides significant opportunity on all fronts, especially for your shareholders. This transaction would certainly go a long way in fulfilling your directors' fiduciary responsibility, to their shareholders. Please relay our discussion to your Board members. I will be contacting you shortly, to hopefully schedule another meeting with you, your chairman and other Board representatives.


Sincerely,


Michael J. Pollock
President & CEO












































Exhibit F to Complaint



June 25, 2001

Via Hand Delivery

Michael J. Pollock
President and Chief Executive Officer
Fulton Savings Bank
75 South First Street
Fulton, New York 13069-0477

	Re:   Letter dated June 7, 2001


Dear Mike:

	Thank you for your letter of June 7, 2001. Pathfinder's Board of Directors carefully reviewed your letter. We appreciate your interest in Pathfinder Bank. I want to reiterate that our Board of Directors is not interested in pursuing a merger transaction with Fulton Savings Bank.


						Very truly yours,



						Thomas W. Schneider


























Exhibit G to Complaint


VIA FEDERAL EXPRESS

July 31, 2001

Chris C. Gagas
Chairman
Pathfinder Bancorp, Inc.
214 West First Street
Oswego, NY 13126

Dear Chris:

Needless to say, I was more than disappointed to hear your position regarding Fulton Savings Bank's interest in acquiring
Pathfinder Bancorp, Inc.

As I indicated during our telephone conversation yesterday morning, I met with senior management of Fulton Savings and they indicated an interest in purchasing the common stock of Pathfinder at a price in the range of the mid to higher teens. This is substantially higher than the current market price of the company's stock.

I was astonished by your refusal to meet with the senior management of Fulton Savings to discuss their interest in Pathfinder and by your representation and statement that you and your colleagues do not have any interest in selling the company at any price.

I urge you to reconsider your position on this matter. In my opinion, a sale of the company on terms that will maximize shareholder value is in the best interest of the shareholders. Time is of the essence.

Please distribute this letter to the other members of Pathfinder's Board of Directors.

						Sincerely,

						/s/ Seymour Holtzman
						Seymour Holtzman
















Exhibit H to Complaint


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 13D/A
                                (Amendment No. 6)*

                   Under the Securities Exchange Act of 1934

                              PATHFINDER BANCORP, INC
                                (Name of Issuer)

                                  Common Stock
                         (Title of Class of Securities)

                                  70320A 10 3
                                 (CUSIP Number)

                                Seymour Holtzman
                             c/o Jewelcor Companies
                           100 N. Wilkes-Barre Blvd.
                        Wilkes-Barre, Pennsylvania 18702
                                 (570) 822-6277
            (Name, Address and Telephone Number of Person Authorized
                     to Receive Notices and Communications)


                              July 31, 2001
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b) or (4), check the following box.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).


                                  SCHEDULE 13D

CUSIP No. 70320A-10-3

1    NAME OF REPORTING PERSON
        SS. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Seymour Holtzman

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a)
                                                                (b)x

3    SEC USE ONLY

4    SOURCE OF FUNDS*

     SEE ITEM 3

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2 (E)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

     U.S.

               7     SOLE VOTING POWER
                          - 0 -
NUMBER OF      8     SHARED VOTING POWER
SHARES                    - 0 -
BENEFICIALLY
OWNED BY       9     SOLE DISPOSITIVE POWER
EACH                      - 0 -
REPORTING
PERSON WITH   10     SHARED DISPOSITIVE POWER
                          - 0 -

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

     - 0 -

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

     [X]

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%

14   TYPE OF REPORTING PERSON*

     IN

                        *SEE INSTRUCTIONS BEFORE FILLING OUT!

         "INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7" "(INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION."


CUSIP No. 70320A-10-3

1    NAME OF REPORTING PERSON
     SS. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

     Evelyn Holtzman

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a)
                                                                (b)x

3    SEC USE ONLY

4    SOURCE OF FUNDS*

     SEE ITEM 3

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2 (E)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

     U.S.

               7     SOLE VOTING POWER
                          - 0 -
NUMBER OF      8     SHARED VOTING POWER
SHARES                    - 0 -
BENEFICIALLY
OWNED BY       9     SOLE DISPOSITIVE POWER
EACH                      - 0 -
REPORTING
PERSON WITH   10     SHARED DISPOSITIVE POWER
                          - 0 -

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

     - 0 -

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

     [X]

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%

14   TYPE OF REPORTING PERSON*

     IN

                         *SEE INSTRUCTIONS BEFORE FILLING OUT!

         "INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7" "(INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION."


                                  SCHEDULE 13D

CUSIP No. 70320A-10-3

1    NAME OF REPORTING PERSON
     SS. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

     Jewelcor Management, Inc.
     Federal Identification No.  23-2331228


2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a)
                                                                (b)x

3    SEC USE ONLY

4    SOURCE OF FUNDS*

     SEE ITEM 3

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2 (E)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

     U.S. Nevada

               7     SOLE VOTING POWER
                         159,714
NUMBER OF      8     SHARED VOTING POWER
SHARES                   - 0 -
BENEFICIALLY
OWNED BY       9     SOLE DISPOSITIVE POWER
EACH                     159,714
REPORTING
PERSON WITH   10     SHARED DISPOSITIVE POWER
                         - 0 -

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

     159,714

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 6.1%

14   TYPE OF REPORTING PERSON*

     CO


                      *SEE INSTRUCTIONS BEFORE FILLING OUT!
         "INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7" "(INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION."



                                  SCHEDULE 13D

CUSIP No. 70320A-10-3

1    NAME OF REPORTING PERSON
     SS. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

     S.H. Holdings, Inc.

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a)
                                                                (b)x

3    SEC USE ONLY

4    SOURCE OF FUNDS*

	SEE ITEM 3


5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2 (E)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

     U.S. Delaware

               7     SOLE VOTING POWER
                         - 0 -
NUMBER OF      8     SHARED VOTING POWER
SHARES                   - 0 -
BENEFICIALLY
OWNED BY       9     SOLE DISPOSITIVE POWER
EACH                     - 0 -
REPORTING
PERSON WITH   10     SHARED DISPOSITIVE POWER
                         - 0 -

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

     0

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

     [X]

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%

14   TYPE OF REPORTING PERSON*

     CO

                      *SEE INSTRUCTIONS BEFORE FILLING OUT!
         "INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7" "(INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION."



                                 SCHEDULE 13D

CUSIP No. 70320A-10-3

1    NAME OF REPORTING PERSON
     SS. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

     Jewelcor Inc.

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*          (a)
                                                                (b)x

3    SEC USE ONLY

4    SOURCE OF FUNDS*


5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2 (E)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

     U.S. Pennsylvania

               7     SOLE VOTING POWER
                         - 0 -
NUMBER OF      8     SHARED VOTING POWER
SHARES                   - 0 -
BENEFICIALLY
OWNED BY       9     SOLE DISPOSITIVE POWER
EACH                     - 0 -
REPORTING
PERSON WITH   10     SHARED DISPOSITIVE POWER
                         - 0 -

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

     - 0 -

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*

     [X]

13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 0%

14   TYPE OF REPORTING PERSON*

     CO

                      *SEE INSTRUCTIONS BEFORE FILLING OUT!
         "INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7" "(INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION."


Item 1. Security and Issuer.

     This Amendment to the previously filed Statement on Schedule 13D ("Schedule 13D") relates to the common stock (the "Common Stock") of Pathfinder Bancorp, Inc. ("the Company"). The Company's principal executive offices are located at 214 West First Street, Oswego, New York, 13126.


Item 2. Identity and Background.

        NO AMENDMENT

Item 3. Source and Amount of Funds or Other Consideration.

     	  NO AMENDMENT


Item 4. Purpose of Transaction.

        Item 4 is hereby supplementally amended as follows:

        On July 31, 2001, Seymour Holtzman, President of Jewelcor Management, Inc. ("JMI"), sent a letter to Christopher Gagas, Chairman of the Board of Directors of the Company, whereby Mr. Holtzman urged the Company to reconsider its decision not to Meet with senior management of Fulton Financial Corporation ("Fulton") concerning a possible acquisition of the Company by Fulton.

        The foregoing summary of Mr. Holtzman's letter is qualified by reference to the entirety of the letter, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.




Item 5. Interest in Securities of the Issuer.

        NO AMENDMENT


Item 6. Contracts, Arrangements, Understandings, or Relationships with Respect to Securities of the Issuer.

        NO AMENDMENT

Item 7. Material to be Filed as Exhibits.

        Letter dated July 31, 2001 from Seymour Holtzman to Christopher Gagas is attached hereto as Exhibit A.



                                   SIGNATURES
     After reasonable inquiry and to the best of their knowledge, the undersigned certify that the information set forth in this Statement is true, complete and correct.

Dated:   August 1, 2001

                            /s/ Seymour Holtzman
                                Seymour Holtzman

                            /s/ Evelyn Holtzman
                                Evelyn Holtzman


                           JEWELCOR MANAGEMENT, INC.
                           By: /s/ Seymour Holtzman
                           Name:   Seymour Holtzman
                           Title:  President

                           JEWELCOR INC.
                           By: /s/ Seymour Holtzman
                           Name: Seymour Holtzman
                           Title: President

                           S.H. HOLDINGS, INC.
                           By: /s/ Seymour Holtzman
                           Name: Seymour Holtzman
                           Title: President


Exhibit A

VIA FEDERAL EXPRESS

July 31, 2001

Chris C. Gagas
Chairman
Pathfinder Bancorp, Inc.
214 West First Street
Oswego, NY 13126

Dear Chris:

Needless to say, I was more than disappointed to hear your position regarding Fulton Savings Bank's interest in acquiring
Pathfinder Bancorp, Inc.

As I indicated during our telephone conversation yesterday morning, I met with senior management of Fulton Savings and they indicated an interest in purchasing the common stock of Pathfinder at a price in the range of the mid to higher teens. This is substantially higher than the current market price of the company's stock.

I was astonished by your refusal to meet with the senior management of Fulton Savings to discuss their interest in Pathfinder and by your representation and statement that you and your colleagues do not have any interest in selling the company at any price.

I urge you to reconsider your position on this matter. In my opinion, a sale of the company on terms that will maximize shareholder value is in the best interest of the shareholders. Time is of the essence.

Please distribute this letter to the other members of Pathfinder's Board of Directors.

						Sincerely,

						/s/ Seymour Holtzman
						Seymour Holtzman



Exhibit I to Complaint


August 6, 2001

Board of Directors
Pathfinder Bancorp, Inc.
214 West First Street
Oswego, NY 13126

	Attention: Chris C. Gagas

Ladies & Gentlemen:

	On behalf of the Board of Trustees of Fulton Savings Bank ("Fulton Savings"), I am writing to formally submit Fulton Savings' proposal to acquire 100% of the outstanding stock of Pathfinder Bancorp, Inc. ("Pathfinder"). As you know, I previously contacted you to indicate the interest of Fulton Savings in pursuing a business combination with Pathfinder, and by letter dated
June 25, 2001 you advised us that Pathfinder was not interested in pursuing such a business combination. Nevertheless, the Fulton Savings Board of Trustees continues to be strongly committed to pursuing an acquisition of Pathfinder, and they directed me to contact you again and set forth with specificity the terms under which we would be prepared to proceed. As you know, Fulton Savings has a long-standing record of commitment to the communities it serves. Fulton Savings' board of trustees believes that a business combination with Pathfinder will create a strong, competitive local mutual savings bank that will continue its long-term commitment to our local markets. The terms of the proposed merger should serve to satisfy the fiduciary duties of the board of directors of Pathfinder to its minority stockholders as well as to its customer and to the local communities.

TRANSACTION ISSUES

	Structure of Transaction. The transaction would be structured as a series of mergers with Fulton Savings being the resulting bank. The transaction will be structured as a tax-free organization and will be a purchase for accounting purposes.

	Consideration. Subject to our due diligence review of Pathfinder and full cooperation by the management and board of directors of Pathfinder, the public shareholders of Pathfinder will receive cash consideration valued at $17.00 per share for each of their shares of Pathfinder stock and the shares of Pathfinder owned by Pathfinder Bancorp, HMC will be cancelled as part of the merger. Our proposed consideration is based on the total amount of shares of Pathfinder held by the public (based upon Pathfinder's March 31, 2001 Form 10-Q) of 1,023,256. The price represents a substantial premium to Pathfinder's current market price and is particularly attractive to the minority stockholders because of the lack of liquidity in the public market in Pathfinder's stock. Moreover, based upon our analysis, this proposal would maximize the value received by the minority stockholders whereas a second step conversion would serve to dilute the minority stockholder position.

	Stock Options. Holders of the 84,000 stock options for Pathfinder's common stock granted under the stock option plan (based upon the information in Pathfinder's most recent Form 10-K), would receive cash at the close of the transaction in the amount equal to $17.00 less the option exercise price.

	Other Benefit Plans. We understand that Pathfinder has a number of qualified pension plans including an employee stock ownership plan as well as non-qualified plans. After a review of the terms of these plans, Fulton Savings will consider terminating or merging these plans consistent with the terms of the plans and applicable law.

	Proposed Timetable. Fulton Savings is prepared to proceed immediately to conduct its due diligence review of Pathfinder and to concurrently begin the preparation of the definitive merger agreement. We currently anticipate that the merger would be completed by the end of the first quarter of 2002.


PERSONNEL ISSUES

	Management. We would attempt to minimize any disruption to your management and staff. It would be necessary, however, to consolidate support and administrative activities where possible. We will consider placing qualified employees of Pathfinder within the Fulton Savings organization. Areas of responsibility for these individuals will include realizing the synergies of the merger as well as ongoing banking responsibilities commensurate with their demonstrated professional capabilities.

	Description of Employee Benefits. Employees of Pathfinder who continue employment with Fulton Savings will be eligible to participate in the employee benefit plans as may be in effect generally for employees of Fulton Savings. Pathfinder employees who are employed by Fulton Savings will be given credit for service with Pathfinder for purposes of determining eligibility for participation and vesting but not for benefit accrual purposes. A description of Fulton Savings benefit plans will be provided at your request.


OTHER ISSUES

	Continuing Role of Pathfinder's Board of Directors. We would like to discuss with Pathfinder's directors their continued service following the transaction as members of an Advisory Board. For the continued protection of the Pathfinder directors, Fulton Savings will consider purchasing reasonable director and officer liability coverage.

	Operating Restrictions Pending Closing. The definitive agreement would contain customary covenants requiring Pathfinder to operate its business in the usual and ordinary course of business consistent with past practice. In order to provide for a smooth transition we would require, in the definitive agreement, that a representative of Fulton Savings be permitted to attend meetings of the Board of Directors of Pathfinder.

	Proposed due Diligence Procedures. This indication of interest is based upon the publicly available information. Our indication of interest is subject to verification of the accuracy of such information and completion of a due diligence review of Pathfinder and its operations to our satisfaction.

	Other Conditions. Other than the conditions noted above, any transaction would be subject to the negotiation of a definitive agreement that would contain customary representations, warranties and conditions to closing, including receipt of regulatory and shareholder approval, as well as customary "deal protection" provisions and agreements.

	On behalf of the Board of Trustees, I want to emphasize that Fulton Savings is ready and able to move forward with all due speed to negotiate and conclude a transaction as outlined above. We believe that Fulton Savings clearly has the capital and the liquidity levels necessary to obtain the requisite regulatory approvals and to consummate the transaction quickly and successfully. Moreover, from the standpoint of expeditious regulatory approval, there is clear precedent for the acquisition of a mutual holding company by a mutual institution. By contrast, there has never been an acquisition of a mutual holding company by any entity other than a mutual institution. Accordingly, if Pathfinder is to pursue a business combination transaction, the only transaction that would pass regulatory scrutiny in a reasonable time frame, indeed if at all, would be an acquisition by a mutual institution such as Fulton Savings.

	But more importantly, we believe that a combined Fulton Savings/Pathfinder will greatly enhance our abilities to serve our communities and will provide a substantial premium to Pathfinder stockholders over the current market price. We urge you to give our proposal serious consideration.

	This expression of interest shall expire and be withdrawn unless a favorable response is received from Pathfinder's Board of Directors by August 27, 2001.

	We look forward to your early response to this indication of interest. Upon receiving an affirmative response to this letter, Fulton Savings intends to promptly commence a due diligence investigation and simultaneously enter into negotiations as described above with a view to promptly concluding a definitive agreement.

	We would be very pleased to answer any question or provide any additional information about our proposal. Thank you for your very kind consideration.


					Sincerely,


					Michael J. Pollock
					President and Chief Executive Officer






Exhibit J to Complaint


August 21, 2001

Michael J. Pollock
President & CEO
Fulton Savings Bank
75 South First Street
Fulton, NY  13069

Dear Mike:

	The Board of Directors of Pathfinder Bancorp, Inc. met today to discuss a number of items including your August 6, 2001 correspondence. As a result of our discussions, we have determined to issue the attached press release that you may accept as a response to your correspondence.

	The Board of Directors of the Company has concluded to continue with the implementation of its business plan and the operation of Pathfinder bank as an independent community bank.

	On behalf of the Board of Directors and myself, we appreciate your interest and hope this correspondence concludes this matter.


						Sincerely,


						Tom


























FOR IMMEDIATE RELEASE

CONTACT:  	Thomas W. Schneider - President, CEO
		James A. Dowd - Vice President, CFO
		Telephone:  (315) 343-0057

Oswego, New York, August 21, 2001.......This press release is being issued in light of recent press reports regarding statements by certain stockholders of the Company. In consultation with its advisors, the Board of Directors has reviewed the alternatives available to the Company, which is a majority owned subsidiary of Pathfinder Bancorp, MHC, a mutual holding company. Pathfinder
Bancorp, MHC owns 60.9% of the shares of the Company. As a result of this review, the Board has determined that the execution of its business plan though the continuing independent operation of Pathfinder Bank is in the best interest of our customers, shareholders, and community. Accordingly, the Company anticipates that it will remain in the mutual holding company structure for the foreseeable future. The recently completed conversion of the charters of both the Company and Pathfinder Bancorp, MHC into federal charters issued by the Office of Thrift Supervision is directed toward enhancing shareholder value in the mutual holding company structure.

  Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has five full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank.
























Exhibit K to Complaint



VIA FACSIMILE

August 22, 2001

Chris C. Gagas
Chairman
Pathfinder Bancorp, Inc.
214 West First Street
Oswego, NY  13126

Dear Chris:

	I was very surprised by the decision of Pathfinder Bancorp, Inc.'s Board of Directors to summarily reject Fulton Savings Bank's offer to purchase all of Pathfinder's common stock. I do not believe that this decision is in the best interest of Pathfinder's shareholders and I strongly urge the Board of Directors to reconsider its decision.

	In my opinion, this offer is absolutely great! Fulton Savings' offer represents a significant premium over the present market value of Pathfinder's common stock. I believe that it is extremely unlikely that Pathfinder will receive an offer like this anytime in the near future considering the fact that the earnings last year were $.14 per share and the return on equity was 1.79%.

	I also believe that the combination of the two banks will result in greater efficiencies that will benefit the community, the employees, and the depositors of Pathfinder.

	Time is of the essence with respect to this offer since it expires on August 27, 2001. If the Board of Directors of Pathfinder does not enter into meaningful negotiations with Fulton Savings before this offer expires, I will have no recourse except to take further action that I deem necessary to protect Jewelcor's investment in Pathfinder. I also intend to communicate with other shareholders of Pathfinder regarding this matter.

	Again, I would request that you forward a copy of this letter to all of the directors of Pathfinder.

	Please be guided accordingly.


						Sincerely,



 						Seymour Holtzman